                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS FIRST QUARTER 2026 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.26 PER SHARE
CHARLOTTE, N.C., May 7, 2026 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today reported its financial and operating results for the first quarter of 2026 and announced that the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.26 per share.
Highlights

	Three Months Ended		Three Months Ended
Income Statement	March 31, 2026		December 31, 2025
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$25.9	$0.25	$28.0	$0.27
Net realized gains (losses)	$(10.8)	$(0.10)	$(5.2)	$(0.05)
Net unrealized appreciation (depreciation)	$4.9	$0.05	$2.5	$0.02
Net increase in net assets resulting from operations	$20.0	$0.19	$25.2	$0.24
Dividends paid		$0.26		$0.26
(1) Based on weighted average shares outstanding during the period of 104,706,884.
(2) Based on weighted average shares outstanding during the period of 105,043,119.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of March 31, 2026	As of December 31, 2025
Investment portfolio at fair value	$2,370.0	$2,398.5
Weighted average yield on performing debt investments (at principal amount)	9.4%	9.5%

Total assets	$2,600.1	$2,636.4
Debt outstanding (principal)	$1,425.2	$1,439.3
Total net assets (equity)	$1,153.5	$1,160.7
Net asset value per share	$11.02	$11.09
Debt-to-equity ratio	1.24x	1.24x
Net debt-to-equity ratio (adjusted for unrestricted cash and net unsettled transactions)(1)	1.17x	1.15x
(1) See the “Non-GAAP Financial Measures” section of this press release.
First Quarter 2026 Results
Commenting on the quarter, Thomas McDonnell, Chief Executive Officer of Barings BDC, stated, “During the first quarter, we continued to deliver solid operating performance and declared a $0.26 quarterly dividend, which was supported by the strength and resilience of our predominantly senior secured portfolio. Despite a volatile market backdrop, we believe credit quality remains sound, liquidity is ample, and we are continuing to execute on initiatives designed to enhance long‑term shareholder value.”

During the three months ended March 31, 2026, the Company reported total investment income of $60.6 million, net investment income of $25.9 million, or $0.25 per share, and a net increase in net assets resulting from operations of $20.0 million, or $0.19 per share.
Net asset value (“NAV”) per share as of March 31, 2026 was $11.02, as compared to $11.09 as of December 31, 2025. During the three months ended March 31, 2026, the NAV per share activity was primarily attributed to net realized loss on investments, foreign currency transactions and forward currency contracts of $0.11 per share, and the Company’s first quarter dividend exceeding net investment income by $0.01 per share, partially offset by net unrealized appreciation on the Company’s investment portfolio, credit support agreement, foreign currency transactions and forward currency contracts of approximately $0.05 per share.
Recent Portfolio Activity
During the three months ended March 31, 2026, the Company made 13 new investments totaling $54.7 million and made investments in existing portfolio companies totaling $54.0 million. The Company had 10 loans repaid totaling $66.4 million and recognized a net realized gain on these transactions of $0.5 million. The Company also received $31.4 million of portfolio company principal payments and sales proceeds and recognized a net realized loss on these transactions of $0.9 million. The Company received $22.3 million of return of capital from joint ventures, equity, and royalty rights investments. Also, investments in one portfolio company were restructured, which resulted in a net realized loss of $4.5 million. Lastly, the Company received proceeds related to the sale of equity investments and the Sierra Income Corporation collateralized loan obligation investments totaling $5.3 million and recognized a net realized loss on such sales totaling $3.2 million.
During the three months ended March 31, 2026, the Company recorded net unrealized appreciation totaling $4.9 million, consisting of net unrealized appreciation reclassification adjustments of $7.4 million related to the net realized losses on the sales / exits of certain investments, net unrealized appreciation related to forward currency contracts of $5.5 million, unrealized appreciation of $5.3 million on the Sierra credit support agreement with Barings LLC (“Barings”), net unrealized appreciation related to foreign currency transactions of $4.1 million, and a deferred tax asset of $0.1 million, partially offset by net unrealized depreciation on the Company’s current portfolio of $17.5 million. The net unrealized depreciation on the Company’s current portfolio of $17.5 million was driven primarily by the credit or fundamental performance of investments of $8.7 million, the impact of foreign currency exchange rates on investments of $6.2 million and broad market moves for investments of $2.6 million.
Liquidity and Capitalization
As of March 31, 2026, the Company had cash and foreign currencies of $95.7 million (including restricted cash of $15.8 million), $292.7 million of borrowings outstanding under its $822.9 million senior secured credit agreement, $1,132.5 million aggregate principal amount of unsecured notes outstanding and a net receivable from unsettled transactions of $0.1 million.
Share Repurchase Program
On February 19, 2026, the Board authorized a new 12-month share repurchase program. Under the program, the Company may repurchase, during the 12-month period commencing on March 1, 2026, up to $30.0 million in the aggregate of its outstanding common stock in the open market at prices below the then-current NAV per share. The timing, manner, price and amount of any share repurchases will be determined by the Company, in its discretion, based upon the evaluation of economic and market conditions, the Company’s stock price, applicable legal, contractual and regulatory requirements and other factors. The program is expected to be in effect until March 1, 2027, unless extended or until the aggregate repurchase amount that has been approved by the Board has been expended. The program does not require the Company to repurchase any specific number of shares, and the Company cannot assure stockholders that any shares will be repurchased under the program. The program may be suspended, extended, modified or discontinued at any time. During the three months ended March 31, 2026, the Company did not repurchase any shares of its common stock in the open market under the program.
Dividend Information
The Board declared a quarterly cash dividend of $0.26 per share, which is payable as follows:
Second Quarter 2026 Dividend:
Amount per share:         $0.26
Record date:             June 3, 2026
Payment date:             June 10, 2026

Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested (net of applicable withholding tax) in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to March 31, 2026, the Company made approximately $128.2 million of new commitments, of which $91.9 million closed and funded. The $91.9 million of investments consists of $66.7 million of first lien senior secured debt investments, $25.0 million of second lien senior secured debt investments and $0.2 million of equity investments. The weighted average yield of the debt investments was 8.6%. In addition, the Company funded $13.2 million of previously committed revolvers and delayed draw term loans.
Conference Call to Discuss First Quarter 2026 Results
Barings BDC has scheduled a conference call to discuss first quarter 2026 financial and operating results for Friday, May 8, 2026, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 14, 2026. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13759920.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until May 14, 2026.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the Company’s projected net investment income and earnings, the Company’s distribution levels and frequency of distributions, the Company’s share repurchase activity and investment activity, and the ability of Barings to manage Barings BDC and identify investment opportunities, all of which are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of Barings BDC’s trading intent. More information on the risks and other potential factors that could affect Barings BDC’s financial results and future events, including important factors that could cause actual results or events to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is included in Barings BDC’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC’s most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC’s quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.

Non-GAAP Financial Measures
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net debt (calculated as (i) total debt less (ii) unrestricted cash and foreign currencies (excluding restricted cash) net of net payables/receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings, a leading global asset manager based in Charlotte, NC with $481 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $481 billion* global alternative asset manager that partners with institutional, insurance, and wealth clients, and supports leading businesses with flexible financing solutions. The firm, a subsidiary of MassMutual, seeks to deliver excess returns by leveraging its global scale and capabilities across credit, real assets and capital solutions. Learn more at www.barings.com.
*Assets under management as of March 31, 2026
Media Contact:
MediaRelations@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,941,297 and $1,951,962 as of March 31, 2026 and December 31, 2025, respectively)	$1,895,009	$1,916,364
Affiliate investments (cost of $369,919 and $386,190 as of March 31, 2026 and December 31, 2025, respectively)	386,200	399,183
Control investments (cost of $94,685 and $86,128 as of March 31, 2026 and December 31, 2025, respectively)	88,780	82,977
Total investments at fair value	2,369,989	2,398,524
Cash (restricted cash of $15,831 and $12,933 as of March 31, 2026 and December 31, 2025, respectively)	69,823	51,891
Foreign currencies (cost of $25,861 and $14,922 as of March 31, 2026 and December 31, 2025, respectively)	25,856	14,889
Interest and fees receivable	36,779	41,415
Investments funded in advance	16,824	—
Prepaid expenses and other assets	687	981
Credit support agreement (cost of $44,400 as of both March 31, 2026 and December 31, 2025)	65,800	60,500
Derivative assets	5,785	3,515
Deferred financing fees	8,241	8,681
Receivable from unsettled transactions	332	55,987
Total assets	$2,600,116	$2,636,383
Liabilities:
Accounts payable and accrued liabilities	$5,004	$7,379
Interest payable	10,535	18,451
Administrative fees payable	378	381
Base management fees payable	8,294	8,562
Incentive management fees payable	4,723	7,019
Derivative liabilities	3,101	3,619
Payable from unsettled transactions	204	183
Borrowings under credit facility	292,702	226,786
Notes payable (net of deferred financing fees)	1,121,725	1,203,321
Total liabilities	1,446,666	1,475,701
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 104,706,884 shares issued and outstanding as of both March 31, 2026 and December 31, 2025)	104	104
Additional paid-in capital	1,862,834	1,862,834
Total distributable earnings (loss)	(709,488)	(702,256)
Total net assets	1,153,450	1,160,682
Total liabilities and net assets	$2,600,116	$2,636,383
Net asset value per share	$11.02	$11.09

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$39,555	$44,627
Affiliate investments	1,538	873
Control investments	79	120
Total interest income	41,172	45,620
Dividend income:
Non-Control / Non-Affiliate investments	2,707	1,144
Affiliate investments	9,198	9,598
Total dividend income	11,905	10,742
Fee and other income:
Non-Control / Non-Affiliate investments	2,611	3,538
Affiliate investments	46	32
Control investments	36	3
Total fee and other income	2,693	3,573
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	4,064	3,748
Affiliate investments	180	343
Control investments	389	227
Total payment-in-kind interest income	4,633	4,318
Interest income from cash	163	185
Total investment income	60,566	64,438
Operating expenses:
Interest and other financing fees	18,934	20,196
Base management fee	8,294	8,019
Incentive management fees	4,723	7,738
General and administrative expenses	2,315	1,694
Total operating expenses	34,266	37,647
Net investment income before taxes	26,300	26,791
Income taxes, including excise tax expense	400	401
Net investment income after taxes	$25,900	$26,390

Barings BDC, Inc. Unaudited Consolidated Statements of Operations — (Continued) (in thousands, except share and per share data)
	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	$(8,153)	$(10,384)
Control investments	3	(7,347)
Net realized gains (losses) on investments	(8,150)	(17,731)
Foreign currency transactions	(2,442)	1,448
Forward currency contracts	(198)	15,213
Net realized gains (losses)	(10,790)	(1,070)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(10,569)	22,232
Affiliate investments	3,289	(1,861)
Control investments	(2,754)	12,629
Net unrealized appreciation (depreciation) on investments	(10,034)	33,000
Credit support agreements	5,300	4,350
Foreign currency transactions	4,100	(7,777)
Forward currency contracts	5,515	(22,317)
Net unrealized appreciation (depreciation)	4,881	7,256
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts	(5,909)	6,186
Net increase (decrease) in net assets resulting from operations	$19,991	$32,576
Net investment income per share — basic and diluted	$0.25	$0.25
Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.19	$0.31
Dividends / distributions per share:
Regular quarterly dividends / distributions	$0.26	$0.26
Special dividends / distributions	—	0.05
Total dividends / distributions per share	$0.26	$0.31
Weighted average shares outstanding — basic and diluted	104,706,884	105,373,382

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$19,991	$32,576
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(108,677)	(167,244)
Repayments received / sales of portfolio investments	181,116	122,362
Loan origination and other fees received	1,141	4,161
Net realized (gain) loss on investments	8,150	17,731
Net realized (gain) loss on foreign currency transactions	2,442	(1,448)
Net realized (gain) loss on forward currency contracts	198	(15,213)
Net unrealized (appreciation) depreciation on investments	10,034	(33,000)
Net unrealized (appreciation) depreciation on CSAs	(5,300)	(4,350)
Net unrealized (appreciation) depreciation on foreign currency transactions	(4,100)	7,777
Net unrealized (appreciation) depreciation on forward currency contracts	(5,515)	22,317
Payment-in-kind interest / dividends	(5,835)	(6,707)
Amortization of deferred financing fees	1,571	1,183
Accretion of loan origination and other fees	(2,656)	(2,648)
Amortization / accretion of purchased loan premium / discount	(248)	(718)
Payments for derivative contracts	(1,547)	(4,930)
Proceeds from derivative contracts	1,349	20,143
Changes in operating assets and liabilities:
Interest and fees receivable	5,111	4,192
Investments funded in advance	(16,824)	—
Prepaid expenses and other assets	294	205
Accounts payable and accrued liabilities	(4,820)	(3,328)
Interest payable	(7,914)	(813)
Net cash provided by (used in) operating activities	67,961	(7,752)
Cash flows from financing activities:
Borrowings under credit facility	133,592	104,000
Repayments of credit facility	(65,431)	(52,844)
Repayments of notes	(80,000)	—
Purchases of shares in repurchase plan	—	(1,451)
Cash dividends / distributions paid	(27,223)	(32,676)
Net cash provided by (used in) financing activities	(39,062)	17,029
Net increase (decrease) in cash and foreign currencies	28,899	9,277
Cash and foreign currencies, beginning of period	66,780	91,339
Cash and foreign currencies, end of period	$95,679	$100,616
Supplemental Information:
Cash paid for interest	$23,076	$17,680
Excise taxes paid during the period	$3,400	$3,665

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio
(in thousands, except ratios)

	March 31, 2026	December 31, 2025
Total debt (principal)	$1,425,202	$1,439,286
minus: Cash and foreign currencies (excluding restricted cash)	(79,848)	(53,847)
plus: Payable from unsettled transactions	204	183
minus: Receivable from unsettled transactions	(332)	(55,987)
Total net debt(1)	$1,345,226	$1,329,635

Total net assets	$1,153,450	$1,160,682

Total net debt-to-equity ratio(1)	1.17x	1.15x
(1) See the “Non-GAAP Financial Measures” section of this press release.